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                                                                     EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the incorporation by reference in the previously filed Registration Statement on Forms S-8 File Nos. 333-69420 and 333-69416, respectively and Form S-3 File No. 33-71692 of Dimeco, Inc. of our report dated February 8, 2002, with respect to the audited consolidated financial statements of Dimeco, Inc. and Subsidiary incorporated by reference in its Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 25, 2002.

/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania
March 21, 2002